ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made and entered into as of this 7th day of December 2021 (the "***Effective Date***"), supersedes the previous Asset Purchase Agreement dated December 3rd, 2021; by and among, Kozy & Green, Inc., a Nevada Corporation, ("***Kozy&Green***"), KozyFurniture, LLC, a Nevada limited liability company ("***KozyFurniture***"), Advanced Marketing System, LLC, a Nevada limited liability company ("**Advanced**") and Walker Lane Exploration, Inc., a Nevada corporation (the "***Company***").

RECITALS

WHEREAS, Kozy&Green is a Nevada Corporation owning the assets ("***Kozy&Green Assets***") which owns 100% of WhiteGlove4Less, LLC more particularly described in the annexed **Exhibit 1**, incorporated herein by reference;

WHEREAS, KozyFurniture is a Nevada limited liability company owning the assets ("***KozyFurniture Assets***") more particularly described in the annexed **Exhibit 2**, incorporated herein by reference;

WHEREAS, Advanced is a Nevada limited liability company owning the assets ("***Advance Assets***") more particularly described in the annexed **Exhibit 3**, incorporated herein by reference;

WHEREAS, the Company desires to acquire the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets, in each instance as an asset purchase, from Kozy&Green, KozyFurniture and Advanced, respectively, in each case satisfying the purchase price by the issuance of new restricted common shares of the Company; and

WHEREAS, Kozy&Green, KozyFurniture and Advanced, are willing to sell to the Company the Kozy&Green Assets, KozyFurniture Assets, and Advanced Assets, respectively, on the terms and subject to the conditions of this agreement.

NOW THEREFORE, in consideration of the mutual promises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1
ASSET PURCHASE

[Between the **Company** and **Kozy&Green Inc.**, **Kozy Furniture LLC** and **Advanced Marketing Systems, LLC**]

Section 1. Definitions

1.1 Words and expressions defined in this Agreement shall, unless the context otherwise requires, have the same meanings when used elsewhere in this Agreement.

1.2 "*Claims*" means all present and future rights, claims, title, interests, entitlements, and benefits.

1.3 "Encumbrance" means any mortgage, charge, pledge, lien, option, restriction, right of first

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refusal, right of pre-emption, third party right, or other interest, or security interest of any kind or another type of preferential arrangement (*including, without limitation, a title transfer and retention arrangement*) having similar effect.

1.4 "Tax" shall mean all tax liabilities whether direct or indirect, including income taxes (*personal or corporate*), capital taxes, stamp duties, withholding taxes, value added taxes and all other taxes, duties, levies or imposts payable to any competent taxing authority in any jurisdiction, as well as any interest, penalties, costs and expenses reasonably related thereto or any late return or failure to make or the making of any incomplete or incorrect return in respect to any of them.

Section 2. The Asset Purchase and Change of Management.

2.1 Purchase of Kozy&Green, KozyFurniture and Advanced Assets: On the terms and subject to the conditions set forth in this Agreement, Kozy&Green, KozyFurniture and Advanced as of the Effective Date hereby sells, convey, transfers, assigns and deliveries to the Company, and the Company as of Effective Date purchases, acquires and assumes from Kozy&Green, KozyFurniture and Advanced any and all of the Kozy&Green, KozyFurniture and Advance rights, title and interest in and to Kozy&Green Assets, KozyFurniture Assets and Advanced Assets, Subject to the terms and conditions hereof, at Closing the Company shall assume and agree to pay and discharge when due the following liabilities relating to the Kozy & Green, KozyFurniture, and Advance Assets existing at or arising on or after the Closing Date.

2.2 Consideration for Kozy&Green, KozyFurniture and Advanced Assets: On The terms and subject to the conditions set forth in this Agreement, the consideration for the purchase of Kozy&Green Assets, KozyFurniture Assets and Advanced Assets shall be the issuance of **Twenty One Million Eight Hundred & One Thousand (21,801,000)** shares of common stock of the Company (the "*Kozy&Green, KozyFurniture and Advanced Share Consideration*") payable as follows: 10,900,500 shares to Kozy&Green; 5,450,250 shares to KozyFurniture; and 5,450,250 shares to Advance.

2.3 Closing of the Purchase of the Kozy&Green, KozyFurniture and Advanced Assets: As of the Effective Date ("*Closing*") the company shall issue and deliver the Kozy&Green, KozyFurniture and Advanced Share Consideration as outlined above and each of Kozy&Green, KozyFurniture and Advanced shall deliver the respective Kozy&Green, KozyFurniture and Advanced Assets and respective copies of Exhibits 1-3, duly executed, with a list of assets being sold.

2.4 Change of Management. At Closing, the Board of Directors of the Company shall increase the number of directors to 5 and shall appoint John Bellave and Jeffrey T. Rubinstein as directors of the Company. Immediately thereafter, all current officers and directors of the Company shall be Phillip Allen, Huntley Andrews, Larry Kozin, John Bellave, and Jeffrey T. Rubinstein.

2.5 Taking of Necessary Action; Further Action: If, at anytime before or after the closing and at the Company's request, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Company and full right, title and possession of the Kozy&Green, KozyFurniture and Advanced Assets, shall, use its reasonable best efforts to cause Kozy&Green, KozyFurniture and Advanced agents and representatives to, sign, execute and acknowledge any and all documents and to perform such acts as may be necessary for the purpose of perfecting and the assignment of the Company of the Kozy&Green, KozyFurniture and Advanced Assets, with the cost related to any and foregoing being responsibility of the Company.

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2.6 Assumption of Liabilities: The Company assumes all obligations or liabilities of Kozy&Green, KozyFurniture and Advanced.

Section 3. Representations and Warranties of Kozy&Green, KozyFurniture and Advanced.

3.1 Title. Kozy&Green owns the Kozy&Green Assets, KozyFurniture owns the KozyFurniture Assets, and Advance owns the Advanced Assets, these assets are subject to no Claims or Encumbrance, except as set forth in this Agreement.

3.2 Authority. Kozy&Green, KozyFurniture and Advanced has the full power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate and the transaction contemplated hereby, including, without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments, and other documents and instruments evidencing and conveyance of the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets, to the company ("*Closing Documents*")

3.3 No Other Actions Required. No other proceedings or action on the part of Kozy&Green, KozyFurniture and Advanced are necessary to authorize this Agreement or to consummate the transaction contemplated hereby.

3.4 Authority. This Agreement has been duly executed and delivered by Kozy&Green, KozyFurniture and Advanced.

3.5 Enforceable. This Agreement constitutes valid and binding obligations of Kozy&Green, KozyFurniture and Advanced, enforceable in accordance with its terms: (i) except as limited by applicable bankruptcy, insolvency, or other laws affecting creditors' rights and remedies generally, and (ii) except as the indemnification provisions contained in this Agreement may be limited by principles of public policy.

3.6 No Conflicts. The execution and delivery of this Agreement by Kozy&Green, KozyFurniture and Advanced does not and, as of the Closing, the consummation of the transaction contemplated hereby will not, conflict with, or result in any violation of, or default under (*with or without notice or lapse of time, or both*), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "*Conflict*") any material mortgage, indenture, lease, contract or other agreement or material instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Kozy&Green, KozyFurniture and Advanced or its properties or assets, except where such Conflict would not have a material adverse effect on the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets or the Company's interest therein or enjoyment thereof following the Closing (each a "*Material Adverse Effect*").

3.7 Absence of Certain Changes and Events. Since the date of the Company's latest review of the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets, there has not been: (a) any material adverse change in the circumstances in which Kozy&Green, KozyFurniture and Advance holds the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets; (b) any material transaction relating to or involving Kozy&Green, KozyFurniture and Advanced (other than the transaction contemplated herein) which was entered into or carried out by Kozy&Green, KozyFurniture and Advanced in connection with the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets; (c) any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any material contract, agreement, license, or other instrument to which

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Kozy&Green, KozyFurniture and Advanced is a party and relating to or affecting the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets; or (d) any other event or condition of any character which has resulted in a Material Adverse Effect, or may reasonably be expected to have a Material Adverse Effect.

3.8 Title; No Encumbrances. Kozy&Green, KozyFurniture and Advanced has good and valid title to all the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets, free and clear of any Claims or Encumbrances. Kozy&Green, KozyFurniture and Advanced has full right and power to (*and at the Closing will*) sell, convey, assign, transfer and deliver to the company good and valid title to all Kozy&Green Assets, KozyFurniture Assets and Advanced Assets, free and clear of any and all claims or Encumbrances

3.9 Compliance with Laws. In the course of its administration of Kozy&Green Assets, KozyFurniture Assets and Advanced Assets, Kozy&Green, KozyFurniture and Advanced has complied and is in compliance with all applicable laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions where the failure to comply could have a Material Adverse Effect. There is no order issued, investigation, or proceeding pending or notice served on Kozy&Green, KozyFurniture and Advanced or to Kozy&Green, KozyFurniture and Advanced knowledge, threatened, with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any court or governmental agency or instrumentality applicable to Kozy&Green, KozyFurniture and Advanced or the Kozy&Green Assets, KozyFurniture Assets and Advanced Assets.

3.10 Consents. The execution and delivery of this Agreement by Kozy&Green, KozyFurniture and Advanced does not, and the performance of this Agreement by Kozy&Green, KozyFurniture and Advanced does not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or any other third party.

3.11 No Restrictions. Kozy&Green, KozyFurniture and Advanced is not a party to or bound by any agreement, contract, order, judgment, or decree, or any similar restriction not of general application which (i) has, or could reasonably be expected to have, a Material Adverse Effect, or (ii) materially adversely affects, or could reasonably be expected to materially adversely affect, the consummation of the transaction contemplated by this Agreement.

3.12 Securities Law Provisions. In connection with the issuance of the Kozy&Green, KozyFurniture and Advanced Share Consideration (the "**Shares**"), each of Kozy&Green, KozyFurniture and Advanced hereby represent and warrant to the Company as set forth below. These representations and warranties are made as an inducement for the Company to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Company would not be a party hereto.

a. Restricted Securities. Each of Kozy&Green, KozyFurniture and Advanced understands that the Shares have not been registered pursuant to the Securities Act of 1933, as amended (the "**Securities Act**"), or any state securities act, and thus are "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission (the "**SEC**"). Therefore, such party will be required to hold the Shares for a required period before being able to dispose of or transfer the Shares. Accordingly, each such party hereby acknowledges that it is prepared to hold the Shares for an indefinite period.

b. Investment Purpose. Except for a prospective pro rata distribution of the Shares to its shareholders or members under the Securities Act, each of Kozy&Green, KozyFurniture and Advanced acknowledges that the Shares are being purchased for its own account, for investment, and not with the

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present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part. Each such party further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Shares.

c. Limitations on Resale; Restrictive Legend. Each of Kozy&Green, KozyFurniture and Advanced acknowledges that it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. Each of Kozy&Green, KozyFurniture and Advanced acknowledges that an appropriate legend will be placed upon each of the certificates or book entry representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

d. Materials Furnished; Opportunity to Ask Questions. A Representative of each of Kozy&Green, KozyFurniture and Advanced has been furnished (i) with all requested materials relating to the business, finances, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to such representative by the Company. Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of this transaction.

e. Access to Information. Because of the relationship between representatives of each of Kozy&Green, KozyFurniture and Advanced and the Company, each such party has had access to information about the Company concerning its business, management, financial condition, capitalization, and other factors sufficient to make an informed decision to accept the stock of the Company for the designated assets. In addition, a representative of each of Kozy&Green, KozyFurniture and Advanced has had an opportunity to discuss with management of the Company the specific risk factors relating to the business and industry in which the Company is engaged, the Company itself, and this investment in the stock of the Company.

f. Knowledge and Experience in Business and Financial Matters. The representative of each of Kozy&Green, KozyFurniture and Advanced has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and that the financial capacity of such party is of such proportion that the total cost of such person's commitment in the Shares would not be material when compared with his total financial capacity.

g. No Advertisements. Each of Kozy&Green, KozyFurniture and Advanced is not entering into this Representation Form as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

h. Relationship to Company. Each of Kozy&Green, KozyFurniture and Advanced, through its representative, has a preexisting personal or business relationship with the Company or one of its officers, directors, or controlling persons, or, by reason of his business or financial experience, such person has the capacity to protect his own interests in connection with the issuance of the Shares.

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3.13 Disclosures Complete: To Kozy&Green, KozyFurniture and Advanced best knowledge, no representations or warranties made by Kozy&Green, KozyFurniture and Advanced in this Agreement, nor any document, written information, written statement, certificate or other thing prepared and furnished or to be prepared and furnished by Kozy&Green, KozyFurniture and Advanced or its representatives to the Company pursuant hereto or otherwise in connection with the transaction contemplated hereby, when read together, contains or will contain any untrue statement of a material fact, or omits or will have failed to state a material fact necessary to make the statements or facts contained herein or therein not misleading. There is no presently existing event, fact or condition that would have, has or could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or otherwise disclosed by Kozy&Green, KozyFurniture and Advanced to the Company in writing prior to or on the Closing. Kozy&Green, KozyFurniture and Advanced has prepared such disclosure documents in good faith.

ARTICLE II

[Between the **Company** and **Kozy & Green Inc.**, **Kozy Furniture LLC** and **Advanced Marketing System LLC**]

Section 1. Representations and Warranties of the Company. The Company represents and warrants to Kozy&Green, KozyFurniture and Advanced that:

1.1 The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of the Company to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires the Company to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on the Company or the terms of any contract to which the Company is a party.

1.2 There is no action, suit, claim, proceedings or investigations pending or (to the best knowledge of the Company) threatened against the Company that could either individually or in the aggregated have a Material Adverse Effect on the Company or result in any change in the current equity operation of the Company. The Company is not a party to subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency instrumentally (*whether federal, state, local or foreign*) that could have Material Adverse Effect on the Company or the result in any change in its current equity ownership there is no action suit proceedings or investigation by the Company currently pending or to or that it intends to initiate.

1.3 Since its inception and through the date of this Agreement, the Company has not been a "shell company" as defined in Rule 12b-2 under the Exchange Act of 1934, as amended.

Section 2. Conditions of Closing.

2.1 Conditions to the Obligations of the Company. All obligations of the Company under this agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions,

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expect to the extent that the Company may waive any one or more thereof: (i) the representation and warranties of Kozy&Green, KozyFurniture and Advanced contained in this Agreement (including the information contained in a due diligence disclosure delivered to the Company pursuant to this Agreement) shall be true on and as of Closing, with the same effect as if said representation and warranties had been made in such due diligence disclosures had been delivered on and as of the Closing Date, (ii) Kozy&Green, KozyFurniture and Advanced shall have performed and compiled with all agreements and conditions required by this Agreement to be performed or compiled with by them prior two or at the Closing. and (iii) there shall have been no Material Adverse Change in the business, operations, results of the operation or condition (financial or otherwise) of the Kozy&Green, KozyFurniture and Advanced. As to the Term Agreement signed July 8th the Company has agreed that additional 3 Board Members for total of 5 Board Members for the Company on completion of the merge.

2.2 Conditions Precedent to the Obligations of Kozy&Green, KozyFurniture and Advanced. All obligations of Kozy&Green, KozyFurniture and Advanced hereunder are subject to: (i) the representations and warranties of the Company contained in this Agreement being true on and as of the Closing with the same effect as if said representations and warranties had been made on and as of the Closing, (ii) the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and (iii) there shall have been no Material Adverse Change in the business, operations, results of operations or condition (financial or otherwise) of the Company.

Section 3. Survival of Representations, Warranties and Covenants; Indemnification.

3.1 The representations, warranties and covenants of the parties contained herein and, in any certificate, instrument or schedule delivered at the Closing, or prior thereto shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by the other party or parties and shall continue in full force and effect for three (3) years following the Closing.

3.2 All covenants made in this Agreement which by their terms are to be performed after the Closing shall survive the Closing, until they are performed.

3.3 Kozy&Green, KozyFurniture and Advanced, jointly and severally, shall indemnify and hold harmless the Company and its affiliates, and all of its officers, directors, employees, agents, members and shareholders (each an "*Indemnity*") to the fullest extent permitted in law and equity from and against any and all losses, claims actions, costs, damages (*including without limitation consequential damages*) or expenses (including without limitation reasonable attorneys' fees and expenses) (*collectively "Losses"*) resulting from, related to or in connection with (i) any misrepresentations, or any non-fulfillment of any representation, warranty, covenant, obligations or agreement by any of the Kozy&Green, KozyFurniture and Advanced contained in or made pursuant to this Agreement or in any other agreement delivered to the Company in connection with this Agreement, (ii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of Kozy&Green, KozyFurniture and Advanced prior to the Closing or the transactions contemplated hereby, and (iii) the enforcement by the Company of its rights pursuant to this Section 3, or any litigation, proceeding or investigation relating to any of the foregoing. In addition, the Kozy&Green, KozyFurniture and Advanced shall advance or reimburse to each Indemnity, on demand and prior to a final determination, all expenses reasonably incurred by such Indemnity in investigating, preparing for, defending or taking any other action in respect of any such Loss or any proceeding related thereto, whether or not such Indemnity is a party to such proceeding.

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3.4 The Company shall indemnify and hold harmless each of the Kozy&Green, KozyFurniture and Advanced and their affiliates and agents, (each an "*Indemnity*") to the fullest extent permitted in law and equity from and against any and all Losses resulting from, related to or in connection with (i) any misrepresentations, or any non-fulfillment of any representation, warranty, covenant, obligations or agreement by the Company contained in or made pursuant to this Agreement or in any other agreement delivered to the Kozy&Green, KozyFurniture and Advanced in connection with this Agreement, (ii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Company prior to the Closing or the transactions contemplated hereby, and (iii) the enforcement by the Kozy&Green, KozyFurniture and Advanced of their rights pursuant to this Section 3, or any litigation, proceeding or investigation relating to any of the foregoing. In addition, the Company shall advance or reimburse to each Indemnity, on demand and prior to a final determination, all expenses reasonably incurred by such Indemnity in investigating, preparing for, defending or taking any other action in respect of any such Loss or any proceeding related thereto, whether or not such Indemnity is a party to such proceeding.

3.5 None of the representations and warranties of a party set forth in this Agreement shall affect or in any way impair such party's ability to pursue any remedies available to them under this Agreement.

ARTICLE III
ADDITIONAL AGREEMENTS

Section 1. Access to Information. Kozy&Green, KozyFurniture and Advanced shall afford the Company and its counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of their books, contracts and records, and (b) all other information concerning Kozy&Green, KozyFurniture and Advanced as the Company may reasonably request.

Section 2. Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby confidential; provided however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) is disclosed by a third party without the violation of an obligation to such other party, or (d) is required to be disclosed by order of court or government agency with subpoena powers; provided, that such party shall provide reasonable notice to each other party that it is required to disclose information pursuant to this paragraph.

Section 3. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses incurred by a party to this Agreement, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

Section 4. No Public Disclosure. Unless otherwise required by law, no disclosure (whether or not in response to an inquiry) of the terms and conditions of this Agreement shall be made by any party hereto unless approved by the Company prior to release, provided that such approval shall not be unreasonably withheld, and subject to the Company's obligation to comply with applicable securities laws.

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Section 5. Best Efforts. Subject to the terms and conditions provided in this Agreement, each party hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove or satisfy any conditions precedent under this Agreement, or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated hereby.

Section 6. Notices. Each party shall give prompt notice to the other parties at their principal places of business, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of a party contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder; provided, however, that the delivery of any notice pursuant to this paragraph shall not limit or otherwise affect any remedies available to the party receiving such notice.

Section 7. Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE IV
GENERAL PROVISIONS

Section 1. Nothing in this Agreement shall be construed, to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

Section 2. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law or posting any bond or other security, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such claim for specific performance shall be brought and determined in the appropriate federal or state court, in the State of Nevada and in no other forum. The parties hereby irrevocably submit to the jurisdiction of any such Nevada state court or federal court in Nevada, in connection with such claim for a specific performance.

Section 3. If any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

Section 4. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

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Section 5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors, heirs and permitted assigns.

Section 6. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

Section 7. This Agreement constitutes the entire agreement among the parties and supersedes all prior oral and written agreements among the parties hereto with respect to the subject matter hereof.

Section 8. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein, or performance shall be governed or interpreted according to the internal laws of the State of Nevada without regard to choice of law considerations.

Section 9. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Clarke County, Nevada (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under seal as of the date first above written.

Kozy & Green Inc.
A Nevada Corporation

DocuSigned by:
By John Bellave 12/7/2021
309504236EDA418...

Name: John Bellave
Title: Chief Executive Officer

Kozy Furniture, LLC
A Nevada Limited Liability Company

DocuSigned by:
By Jeffrey Rubinstein 12/7/2021
AADA1E9D0188442...

Name: Jeffrey T. Rubinstein
Title: Managing Director

Advanced Marketing Systems, LLC
A Nevada Limited Liability Company

DocuSigned by:
By John Bellave 12/7/2021
309504236EDA418...

Name: John Bellave
Title: Managing Director

Walker Lane Exploration, Inc.,
A Nevada Corporation

DocuSigned by:
By Phil Allen 12/7/2021
0ED595966F5E432...

Name: Phillip Allen
Title: Chief Executive Officer

<u>EXHIBITS TO FOLLOW:</u>

EXHIBIT 1

Kozy & Green, Inc.

BILL OF SALE AND GENERAL ASSIGNMENT

This Bill of Sale and General Assignment ("*Bill of Sale*") is made as of the 7th day of December 2021, supersedes the previous Bill of Sale dated December 3rd, 2021; by **Kozy & Green, Inc.** a Nevada corporation ("*Grantor*" or "*Assignor*") for the benefit of **Walker Lane Exploration, Inc.** a Nevada Corporation ("*Grantee*" or "*Assignee*").

As part of the closing of the transaction contemplated by the certain asset purchase agreement between Grantor and Grantee with the effective date of 7th Day of December, 2021 (the "*Agreement*") concerning the Kozy & Green Inc. Assets, including WhiteGlove4Less, LLC and assets of Grantor (*as the term is defined in the Agreement*) more particularly described in Schedule 1 attached hereto and made part hereof, Grantor does hereby grant, bargain, sell, transfer and deliver unto the Grantee, its successors and assigns, all goods chattels and items of personal property now owned by the Grantor and located on or used in connection with Kozy & Green Inc. Assets.

Further, assignee does hereby sell, assign, convey and transfer to Assignee any and all rights, title and interest of Assignor in and to the following:

1 Kozy & Green Inc. along with WhiteGlove4Less, LLC which Kozy & Green Inc. owns 100% of an all-existing licenses, permits, approvals and entitlements for development issued or granted by the governmental or quasi governmental bodies or entities and pending applications therefore:

2. All warranties, correction rights in guarantees, expressed or implied, written or oral, relating to or arising out of any agreements or contracts between guarantor in counterparties of any and all kinds; and

3. All business plans and specifications, studies, reports, instruction manuals and procedures manuals, and any other documents, work product or intellectual property related to the use, design and or operation of the Kozy & Green Inc. Assets.

EXECUTED AS OF THE DATE ABOVE WRITTEN.

ASSIGNOR:

Kozy & Green, Inc.

DocuSigned by:
X John Bellave 12/7/2021
309504236EDA418...

Name: John Bellave
Title: Chief Executive Officer

EXHIBIT 2

Kozy Furniture, LLC

BILL OF SALE AND GENERAL ASSIGNMENT

This Bill of Sale and General Assignment ("*Bill of Sale*") is made as of the 7th day of December 2021, supersedes the previous Bill of Sale dated December 3rd, 2021; by **KozyFurniture, LLC** a Nevada limited liability company ("*Grantor*" or "*Assignor*") for the benefit of **Walker Lane Exploration, Inc.** a Nevada corporation ("*Grantee*" or "*Assignee*").

As part of the closing of the transaction contemplated by the certain asset purchase agreement between Grantor and Grantee with the effective date of the 7th day of December, 2021 (the "*Agreement*") concerning the Kozy Furniture, LLC Assets of Grantor (*as the term is defined in the Agreement*) more particularly described in Schedule 1 attached hereto and made part hereof, Grantor does hereby grant, bargain, sell, transfer and deliver unto the Grantee, its successors and assigns, all goods chattels and items of personal property now owned by the Grantor and located on or used in connection with KozyFurniture, LLC Assets.

Further, assignee does hereby sell, assign, convey and transfer to Assignee all rights, title and interest of Assignor in and to the following:

1. All existing licenses, permits, approvals and entitlements for development issued or granted by the governmental or quasi governmental bodies or entities and pending applications therefore:
2. All warranties, correction rights in guarantees, expressed or implied, written or oral, relating to or arising out of any agreements or contracts between guarantor and counterparties of any and all kinds; and
3. All business plans and specifications, studies, reports, instruction manuals and procedures manuals, and any other documents, work product or intellectual property related to the use, design and or operation of the KozyFurniture, LLC Assets.

EXECUTED AS OF THE DATE ABOVE WRITTEN.

ASSIGNOR:

KozyFurniture, LLC

DocuSigned by:
Jeffrey Rubinstein 12/7/2021
AADA1E9D018B442...

Name: Jeffrey T. Rubinstein
Title: Managing Director

EXHIBIT 3

Advanced Marketing Systems, LLC

BILL OF SALE AND GENERAL ASSIGNMENT

This Bill of Sale and General Assignment ("*Bill of Sale*") is made as of the 7th day of December 2021, supersedes the previous Bill of Sale dated December 3rd, 2021; by **Advanced Marketing Systems, LLC,** a Nevada limited liability company ("*Grantor*" or "*Assignor*") for the benefit of **Walker Lane Exploration, Inc.** a Nevada corporation ("*Grantee*" or "*Assignee*").

As part of the closing of the transaction contemplated by the certain asset purchase agreement between Grantor and Grantee with the effective date of the 7th Day of December, 2021, (the "*Agreement*") concerning the Advanced Marketing Systems, LLC Assets of Grantor (*as the term is defined in the Agreement*) more particularly described in Schedule 1 attached hereto and made part hereof, Grantor does hereby grant, bargain, sell, transfer and deliver unto the Grantee, its successors and assigns, all goods chattels and items of personal property now owned by the Grantor and located on or used in connection with Advanced Marketing Systems, LLC Assets.

Further, assignee does hereby sell, assign, convey and transfer to Assignee any and all rights, title and interest of Assignor in and to the following:

1. Advance Marketing as Sole Proprietor has transferred 100% of its assets into Advance Marketing Systems, LLC along with all licenses, permits, approvals and entitlements for development issued or granted by governmental or quasi governmental bodies or entities and pending applications therefore:

2. All warranties, correction rights in guarantees, expressed or implied, written or oral, relating to or arising out of any agreements or contracts between guarantor and counterparties of all kinds; and

3. All business plans and specifications, studies, reports, instruction manuals and procedures manuals, and any other documents, work product or intellectual property related to the use, design and or operation of the Advanced Marketing Systems, LLC Assets.

Assignor represents and warrants that any and all amounts that were due and payable to third parties with the respect to the Advanced Marketing Systems, LLC Assets through the date of this Bill of Sale ("*Pre-Closing Payment Obligations*") have been paid in full and Assignor shall indemnify, defend and hold Assignee harmless from any and all claims, liabilities, costs and expenses (*including reasonable attorney fees and the cost of bond around the lien claims*), arising out of or related to Pre-Closing Payment Obligations. At the request of the Grantee/Assignee, Grantor/Assignor agrees to execute, acknowledge and deliver such additional documents and instruments and to take such further actions as may be reasonably necessary or appropriate to affect the convenience of or assignment contemplated by this bill of sale.

EXECUTED AS OF THE DATE ABOVE WRITTEN.

ASSIGNOR:

Advanced Marketing Systems, LLC

DocuSigned by:
X John Bellave 12/7/2021
309504236EDA418...

Name: John Bellave
Title: Managing Director